Exhibit 99.1

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Ria Marie Carlson	Jennifer Baier
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Kay Leyba	Chris Kelly
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     INGRAM MICRO TO BECOME THE LEADING DISTRIBUTOR IN
HOME TECHNOLOGY INTEGRATION THROUGH ACQUISITION OF AVAD

Company Strengthens Consumer Electronics Business by Signing to Purchase Top Distributor of
Home Automation, Data and Entertainment for Custom Installers

Transaction is Accretive to Earnings in 2005, 2006

     SANTA ANA, Calif., July 12, 2005 – Ingram Micro (NYSE: IM), the world’s largest technology distributor, today announced a significant advancement of its consumer electronics strategy with the signing of a definitive agreement to purchase certain net assets of AVAD, the leading distributor of home technology integration solutions for custom installers in the United States. AVAD is a privately held alliance of 12 companies employing 280 people throughout the United States.

     The cash transaction, expected to be accretive to earnings in 2005 and 2006, is scheduled to be completed later this month, subject to customary closing conditions. The purchase price includes a $120-million up-front payment, subject to a final determination of net asset value, and earn-out payments of up to $80 million over the next three years if certain performance levels are achieved. Additional payments are possible in 2010 if extraordinary performance levels are achieved over a five-year period. Ingram Micro will not acquire AVAD’s cash on hand, long-term debt or other business liabilities as part of the purchase. The transaction will be funded by Ingram Micro’s existing borrowing capacity and cash with no material impact on the company’s ability to meet compliance requirements under its financing agreements.

      “This acquisition accelerates our consumer electronics initiative and provides another key platform for growth,” said Greg Spierkel, chief executive officer, Ingram Micro Inc. “We view this as an opportunity to further differentiate Ingram Micro and enter a profitable and growing new market. Technologies for the home are becoming more complex, often requiring sophisticated experts to install home automation and entertainment. AVAD is one of the only meaningful distributors for custom installers in the consumer electronics and home automation space – it is the far-and-away leader.”

     AVAD reported sales of approximately $200 million in 2004. The company serves approximately 8,000 dealers through 28 multi-functional facilities that combine product showrooms, distribution centers, training locations and will-call capabilities under one roof. Its product portfolio includes renowned vendors in the high-end consumer electronics market, such as Fujitsu, Bose, Sharp, Samsung, Niles and Lutron.

     “This acquisition is great news for our employees, affiliates, customers and manufacturer partners,” said Bob Gartland, president and principal founder, AVAD. “We’ve been expanding our capabilities and extending our reach across the electronic systems contractor base for many years. We are building a dealer-to-builder program to help connect our customers to the growing new home construction market, and we have led the industry in dealer training and CEDIA certification. Now as a subsidiary of Ingram Micro, we’ll have the resources and the capital to enhance our dealer services and accelerate our expansion plans.”

     According to Kevin Murai, president and chief operating officer, Ingram Micro Inc., the company officially launched its consumer electronics initiatives early last year, after recognizing trends pointing to the convergence of consumer and business technologies.

      “The lines between home and office are blurring,” said Murai. “Many homes are being built or renovated with centralized electronic systems to combine data, entertainment and everyday conveniences, such as lighting and appliances. AVAD’s customers are on the front lines of the convergence trend, selling and installing everything from home theatre systems to lighting, security and centralized controls. This custom installer market is one of the fastest-growing areas of the estimated $70-billion consumer electronics market in the United States.”*

Key Strategic Benefits
  Ingram Micro becomes the leading distributor for solution providers and custom installers serving the fast-growing consumer electronics and home automation markets in the United States.

  Ingram Micro adds a new business with average annual sales growth of approximately 35 percent since 2002, gross margins significantly higher than traditional IT distribution and a highly competent management team averaging more than 25 years in the consumer electronics field.

  AVAD is better able to expand its product portfolio and reach through the support of a financially strong corporate parent. AVAD will continue to provide limited access to prestigious and protected product lines for qualified dealers.

  Ingram Micro adds AVAD’s customer base of 8,000 dealers and custom installers throughout the United States, with minimal overlap in its current customer base.

  The acquisition consolidates AVAD’s 12 regional affiliates, offering vendors and multimarket customers a single point of contact.

  Customers of both companies will benefit from a broader portfolio of products and services. Ingram Micro’s current customers will have access to services that are not available through IT distributors, such as CEDIA certification and training. AVAD’s customers will gain a one-stop shopping experience for both information technology and consumer electronic opportunities, with access to Ingram Micro’s marketing services, training and certification programs, technical support and broad portfolio of products.

  The transaction is expected to add approximately $0.02 to earnings per diluted share in fiscal 2005 and approximately $0.05 per diluted share in fiscal 2006. Earnings per share estimates reflect approximately $3 million in annual amortization of acquired intangibles, partially offset by cost and operational synergies, and exclude certain integration and acquisition costs, which the company cannot reasonably predict at this time.

      “Our expansion into adjacent markets such as consumer electronics has always been a key element in our plan to meet the regional operating margin targets we communicated last year,” said Keith Bradley, president, Ingram Micro North America. “We found AVAD to be an ideal next step in our adjacent-growth initiative, complementing our acquisition of Nimax in the AIDC (automatic identification and data capture) space last year. We will operate AVAD as a separate business unit, maintaining its current value proposition and brand, with minimal disruption to our existing business. Ingram Micro will provide enhancements in key support areas, such as finance, human resources and information systems, but we will preserve AVAD’s customer-facing functions, such as sales, marketing, purchasing, technical support and showroom facilities. I’m pleased that Bob Gartland will stay on board as president of our AVAD business unit, along with other top members of AVAD’s management team.”

      Spierkel added: “AVAD gives us a strategic edge over our competitors, generating new avenues to growth in technologies and solutions that have been off-limits to IT distributors. This opens an exciting era in Ingram Micro history, setting us on a path to leadership in both IT and consumer electronics.”

*Source: TWICE (May 5, 2004) Consumer Electronics: Opportunity Assessment, CEA Market Research

Cautionary Statement for the Purpose of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

The matters in this press release that are forward-looking statements, including but not limited to statements about future revenues, sales levels, operating income, margins, integration costs, cost synergies, operating efficiencies, profitability, market share and rates of return, are based on current management expectations that involve certain risks which, if realized, in whole or in part, could cause such expectations to fail to be achieved and have a material adverse effect on Ingram Micro's business, financial condition and results of operations, including, without limitation: (1) intense competition, regionally and internationally, including competition from alternative business models, such as manufacturer-to-end-user selling, which may lead to reduced prices, lower sales or reduced sales growth, lower gross margins, extended payment terms with customers, increased capital investment and interest costs, bad debt risks and product supply shortages; (2) integration of our acquired businesses and similar transactions involve various risks and difficulties -- our operations may be adversely impacted by an acquisition that (i) is not suited for us, (ii) is improperly executed, or (iii) substantially increases our debt; (3) foreign exchange rate fluctuations, devaluation of a foreign currency, adverse governmental controls or actions, political or economic instability, or disruption of a foreign market, and other related risks of our international operations may adversely impact our operations in that country or globally; (4) we may not achieve the objectives of our process improvement efforts or be able to adequately adjust our cost structure in a timely fashion to remain competitive, which may cause our profitability to suffer; (5) our failure to attract new sources of profitable business from expansion of products or services or entry into new markets could negatively impact our future operating results; (6) an interruption or failure of our information systems or subversion of access or other system controls may result in a significant loss of business, assets, or competitive information; (7) significant changes in supplier terms, such as higher thresholds on sales volume before distributors may qualify for discounts and/or rebates, the overall reduction in the amount of incentives available, reduction or termination of price protection, return levels, or other inventory management programs, or reductions in payment terms, may adversely impact our results of operations or financial condition; (8) termination of a supply or services agreement with a major supplier or product supply shortages may adversely impact our results of operations; (9) changes in, or interpretations of, tax rules and regulations may adversely affect our effective tax rates or we may be required to pay additional tax assessments; (10) we cannot predict with certainty, outcome of the SEC and U.S. Attorney’s inquiries; (11) if there is a downturn in economic conditions for an extended period of time, it will likely have an adverse impact on our business; (12) we may experience loss of business from one or more significant customers, and an increased risk of credit loss as a result of reseller customers' businesses being negatively impacted by dramatic changes in the information technology products and services industry as well as intense competition among resellers -- increased losses, if any, may not be covered by credit insurance or we may not be able to obtain credit insurance at reasonable rates or at all; (13) rapid product improvement and technological change resulting in inventory obsolescence or changes in demand may result in a decline in value of a portion of our inventory; (14) future terrorist or military actions could result in disruption to our operations or loss of assets, in certain markets or globally; (15) the loss of a key executive officer or other key employees, or changes affecting the work force such as government regulations, collective bargaining agreements or the limited availability of qualified personnel, could disrupt operations or increase our cost structure; (16) changes in our credit rating or other market factors may increase our interest expense or other costs of capital, or capital may not be available to us on acceptable terms to fund our working capital needs; (17) our failure to adequately adapt to industry changes and to manage potential growth and/or contractions could negatively impact our future operating results; (18) future periodic assessments required by current or new accounting standards such as those relating to long-lived assets, goodwill and other intangible assets and expensing of stock options may result in additional non-cash charges; (19) seasonal variations in the demand for products and services, as well as the introduction of new products, may cause variations in our quarterly results; and (20) the failure of certain shipping companies to d eliver product to us, or from us to our customers, may adversely impact our results of operations.

Ingram Micro has instituted in the past and continues to institute changes to its strategies, operations and processes to address these risk factors and to mitigate their impact on Ingram Micro's results of operations and financial condition. However, no assurances can be given that Ingram Micro will be successful in these efforts. For a further discussion of significant factors to consider in connection with forward-looking statements concerning Ingram Micro, reference is made to Exhibit 99.01 of Ingram Micro's Annual Report on Form 10-K for the year ended January 1, 2005; other risks or uncertainties may be detailed from time to time in Ingram Micro's future SEC filings. Ingram Micro disclaims any duty to update any forward-looking statements.

About Ingram Micro Inc.

     As a vital link in the technology value chain, Ingram Micro creates sales and profitability opportunities for vendors and resellers through unique marketing programs, outsourced logistics services, technical support, financial services, and product aggregation and distribution. The company serves 100 countries and is the only global IT distributor with operations in Asia. Visit www.ingrammicro.com.

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